Exhibit 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated January 17, 1997 accompanying the consolidated financial statements included in the 1996 Annual Report to Shareholders which is incorporated by reference in the Annual Report of First Colonial Group, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31,1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Colonial Group, Inc. and Subsidiaries on Form S-3 (File No. 33-21126, effective July 6, 1989) and on Form S-8 (File No. 33-84400, effective September 27, 1994).




Philadelphia, Pennsylvania
March 24, 1997